SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED FEBRUARY 20, 1998                 Rule 424(b)(5)
(To Prospectus dated February 20, 1998)


                                   CWABS, INC.
                                    Depositor

                                   Countrywide
                                Home Loans, Inc.
                           Sponsor and Master Servicer

                    Countrywide Home Equity Loan Trust 1998-A

       Revolving Home Equity Loan Asset Backed Certificates, Series 1998-A


                                    The Certificates

     The certificates represent obligations of the trust only and do not represent an interest in or obligation of CWABS, Inc., Countrywide Home Loans, Inc. or any of their affiliates.

     This supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus supplement and the prospectus.

o This supplement relates to the offering of the certificates of the series referenced above. This supplement does not contain complete information about the offering of the certificates. Additional information is contained in the prospectus supplement dated February 20, 1998 prepared in connection with the offering of the offered certificates of the series referenced above and in the prospectus of the depositor dated February 20, 1998. You are urged to read this supplement, the prospectus supplement and the prospectus in full.

o As of September 15, 1999, the class certificate balance of the certificates was approximately $97,837,581.72.


Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.


September 27, 1999

                               THE MORTGAGE LOANS

         As of September 1, 1999 (the  "Reference  Date"),  approximately  4,474
Mortgage  Loans  having  an  aggregate   Principal   Balance  of   approximately
$100,197,317.99 were included in the Trust Fund.

         The  following   table   summarizes  the  delinquency  and  foreclosure
experience of the Mortgage Loans as of the Reference Date.


                                                                                                  As of
                                                                                            September 1, 1999
                                                                                           ------------------

Aggregate Principal Balance of the Mortgage Loans................................            $100,197,317.99
Delinquent Mortgage Loans and Pending Foreclosures at Period End (1)
         30-59 days..............................................................                  0.31%
         60-90 days..............................................................                  0.08%
         91 days or more (excluding pending foreclosures)........................                  0.38%
         Total Delinquencies.....................................................                  0.77%
                                                                                                   =====
Foreclosures Pending.............................................................                  0.02%
                                                                                                   -----
    Total Delinquencies and foreclosures pending.................................                  0.79%
                                                                                                   =====

--------------
(1) As a percentage of the aggregate Principal Balance of the Mortgage Loans as of the Reference Date.

         One (1) Mortgage Loan has been converted and is, as of the Reference Date, an REO loan.

         Certain information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                           SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans, Inc. ("Countrywide") will continue to act as Master Servicer under the Agreement.

     At June 30, 1999, Countrywide provided servicing for approximately $230.1 billion aggregate principal amount of mortgage loans, substantially all of which are being serviced for unaffiliated persons. At June 30, 1999, Countrywide provided servicing for approximately $1.7 billion aggregate principal amount of first and second lien mortgage loans originated under home equity lines of credit.

Foreclosure and Delinquency Experience

         The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of home equity loans serviced by the Master Servicer. Since Countrywide only began servicing home equity loans in October 1994, the delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure and delinquency experience presented in the table below will be indicative of such experience on the Mortgage Loans:


                                                          Delinquency and Foreclosure Experience(1)

                                       As of December 31, 1997         As of December 31, 1998             As of June 30, 1999
                                       -----------------------         -----------------------             -------------------

Portfolio.............             1,062,794,424.18    100.00%  1,323,711,736.54       100.00%    1,646,684,727.24     100.00%
Delinquency Percentage(1)
       30-59 days.....                 3,789,570.37      0.36%        4,483,412.01       0.34%        3,390,785.97       0.20%
       60-89..........                   533,225.80      0.05%          747,337.11       0.06%          828,413.35       0.05%
       90+ days.......                 1,101,964.19      0.10%        2,439,328.76       0.18%        2,555,071.32       0.15%
           Total(2)...                 5,424,760.36      0.51%        7,670,077.88       0.58%        6,774,270.64       0.41%
Foreclosure Rate(3)...                 1,166,826.32      0.11%        1,835,608.61       0.14%        1,636,691.64       0.10%
Bankruptcy Rate(4)....                 3,071,686.84      0.29%        4,801,943.11       0.36%        7,089,622.89       0.43%
--------------

(1) The period of delinquency is based on the number of days payments are contractually past due.

(2) Certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding.

(3)      "Foreclosure   Rate"  is  the  dollar  amount  of  mortgage   loans  in
         foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

(4) "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

Year 2000 Compliance

         The Master Servicer has made and will continue to make investments to identify, modify or replace any computer systems which are not year 2000 compliant and to address other related issues associated with the change of the millennium. In the event that computer problems arise out of a failure of such efforts to be completed on time, or in the event that the computer systems of the Master Servicer or the Trustee are not fully year 2000 compliant, the resulting disruptions in the collection or distribution of receipts on the Mortgage Loans could materially and adversely affect the holders of the Certificates.

                         DESCRIPTION OF THE CERTIFICATES

         The Certificates will be allocated and entitled to receive interest and principal payments as described in the Prospectus Supplement under "Description of the Certificates-- Distributions on the Certificates".

         As of September 15, 1999 (the "Certificate Date"), the Certificate Principal Balance of the Certificates was approximately $97,837,581.72 representing 97.64% of the aggregate Principal Balance of all Mortgage Loans in the Trust Fund as of the Reference Date. As of the Certificate Date the Pool Factor was approximately 0.6312102 and the Invested Amount was approximately $97,837,581.72. For additional information with respect to the Certificates, see "Description of the Certificates" in the Prospectus Supplement and Exhibit 2 hereto.

Reports to Certificateholders

         The  most  recent   monthly   statement  that  has  been  furnished  to
Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

                             THE CERTIFICATE INSURER

         Effective February 17, 1998, MBIA Inc., a New York Stock Exchange listed company (the "Company"), acquired all of the outstanding stock of Capital Markets Assurance Corporation ("CapMAC") through a merger with its parent CapMAC Holdings Inc. Pursuant to a reinsurance agreement, CapMAC has ceded all of its net insured risks (including any amounts due but unpaid from third party reinsurers), as well as its unearned premiums and contingency reserves, to MBIA Insurance Corporation, a New York Stock company ("MBIA"). MBIA is the principal operating subsidiary of the Company. The Company is not obligated to pay the debts of or claims against MBIA.

         MBIA files annual, quarterly and special reports and other information with the Securities and Exchange Commission (the "SEC"). These documents may be reviewed at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. MBIA's SEC filings are also available to the public at the SEC's Web site at http://www.sec.gov.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         Prospective investors should consider carefully the income tax consequences of an investment in the Certificates discussed under the sections titled "Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus, which the following discussion supplements. Prospective investors should consult their tax advisors with respect to those consequences.

         On December 30, 1997 the Internal Revenue Service (the "IRS") issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Section 1272(a)(6). Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described in the Prospectus. It is recommended that prospective purchasers of the Certificates consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

         The Taxpayer Relief Act of 1997 and the IRS Restructuring and Reform Act of 1998 reduced the capital gains tax rates for certain noncorporate taxpayers. Prospective investors should consult their tax advisors with respect to these tax law changes.

         The Small Business and Job Protection Act of 1996 and Taxpayer Relief Act of 1997 modified the definition of U.S. person with regard to trusts. A trust is a "U.S. Person" if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. In addition, U.S. Persons include certain trusts that can elect to be treated as U.S. Persons.

         Final regulations dealing with backup withholding and information reporting on income paid to foreign persons and related matters (the "New Withholding Regulations") were published in the Federal Register on October 14, 1997. In general, the New Withholding Regulations do not significantly alter the substantive withholding and information reporting requirements, but do unify current certification procedures and forms and clarify reliance standards. The New Withholding Regulations generally will be effective for payments made after December 31, 2000, subject to certain transition rules.

                              ERISA CONSIDERATIONS

         Prospective purchasers of the Certificates should consider carefully the ERISA consequences of an investment in the Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement and subject to the qualifications and limitations set forth therein, it is believed that the Exemption will apply to the acquisition and holding of the Certificates by Plans and that all conditions of the Exemption other than those within the control of investors will be met.

                                     RATINGS

         The Certificates are currently rated "AAA" by Standard & Poor's and "Aaa" by Moody's. See "Ratings" in the Prospectus Supplement.

                             METHOD OF DISTRIBUTION

         The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                                                     EXHIBIT 1


                          GEOGRAPHIC DISTRIBUTION(1)
-------------------------------------------------------------------------------
                                                Aggregate      Percentage of
                                                  Unpaid      Reference Date
                              Number of         Principal        Aggregate
          State             Mortgage Loans       Balance     Principal Balance
          -----             ---------------     ---------   ------------------

Alabama                                  89    $   1,720,527             1.72%

Alaska                                   11    $    394,511              0.39%

Arizona                                 150    $   2,893,288             2.89%

California                            1,048    $  28,090,904            28.04%

Colorado                                188    $   4,501,976             4.49%

Connecticut                              45    $   1,124,364             1.12%

Delaware                                 10    $    159,012              0.16%

District of Columbia                      3    $     79,441              0.08%

Florida                                 262    $   4,908,809             4.90%

Georgia                                 117    $   2,866,000             2.86%

Hawaii                                   25    $    819,286              0.82%

Idaho                                    72    $   1,665,625             1.66%

Illinois                                185    $   3,279,818             3.27%

Indiana                                  64    $   1,060,722             1.06%

Iowa                                     12    $    145,101              0.14%

Kansas                                   46    $    706,152              0.70%

Kentucky                                 27    $    574,818              0.57%

Louisiana                                50    $    987,933              0.99%

Maine                                    11    $    198,819              0.20%

Maryland                                 65    $   1,269,240             1.27%

Massachusetts                           101    $   2,349,398             2.34%

Michigan                                163    $   2,898,456             2.89%

Minnesota                                 7    $    124,331              0.12%

Mississippi                              15    $    345,112              0.34%

Missouri                                 83    $   1,191,029             1.19%

Montana                                  42    $    760,445              0.76%

Nebraska                                 14    $    138,757              0.14%

Nevada                                   74    $   1,530,703             1.53%
New Hampshire                            18    $    306,899              0.31%

New Jersey                              138    $   2,822,953             2.82%

New York                                 91    $   1,928,171             1.92%
New Mexico                               44    $   1,119,874             1.12%
North Carolina                           94    $   1,902,806             1.90%

North Dakota                              3    $     44,820              0.04%

Ohio                                    171    $   3,439,212             3.43%
Oklahoma                                 30    $    498,519              0.50%
Oregon                                  127    $   3,706,182             3.70%
Pennsylvania                            176    $   3,102,404             3.10%
Rhode Island                             19    $    373,244              0.37%
South Carolina                           34    $    668,144              0.67%
South Dakota                              5    $     79,101              0.08%
Tennessee                                58    $   1,113,132             1.11%
Texas                                     4    $     72,790              0.07%
Utah                                    106    $   2,674,690             2.67%
Vermont                                   7    $    165,443              0.17%

Virginia                                 60    $   1,617,912             1.61%
Washington                              234    $   6,154,719             6.14%
Wisconsin                                57    $    943,541              0.94%
Wyoming                                  19    $    678,187              0.68%
                           ----------------------------------------------------
                     Total            4,474    $ 100,197,318           100.00%

(1)  Geographic   location  is  determined  by  the  address  of  the  Mortgaged
     Properties securing the related Mortgage Loan.

                              PRINCIPAL BALANCES
-------------------------------------------------------------------------------
                                               Aggregate       Percentage of
                                                Unpaid         Reference Date
         Range of             Number of        Principal         Aggregate
    Principal Balances      Mortgage Loans      Balance        Principal Balance
    ------------------      --------------     ---------      -----------------

$0.00                                   673    $        0                0.00%

 0.01 to  10,000.00                     523    $   3,166,917             3.16%

 10,000.01 to  20,000.00              1,361    $  20,751,656            20.71%

 20,000.01 to  30,000.00                860    $  21,303,892            21.26%

 30,000.01 to  40,000.00                465    $  16,243,244            16.21%

 40,000.01 to  50,000.00                252    $  11,319,799            11.30%

 50,000.01 to  60,000.00                108    $   5,953,221             5.94%

 60,000.01 to  70,000.00                 74    $   4,784,239             4.77%

 70,000.01 to  80,000.00                 54    $   4,033,974             4.03%

 80,000.01 to  90,000.00                 29    $   2,489,292             2.48%

 90,000.01 to 100,000.00                 37    $   3,564,282             3.56%

 100,000.01 to 110,000.00                 7    $    727,327              0.73%

 110,000.01to  120,000.00                 2    $    230,583              0.23%

 120,000.01 to 130,000.00                 2    $    246,104              0.25%

 130,000.01 to 140,000.00                 2    $    266,551              0.27%

 140,000.01 to 150,000.00                 5    $    731,995              0.73%

 150,000.01 to 160,000.00                 1    $    155,858              0.16%

 160,000.01 to 170,000.00                 3    $    489,459              0.49%

 170,000.01 to 180,000.00                 3    $    528,681              0.53%

 180,000.01 to 190,000.00                 2    $    363,891              0.36%

 190,000.01 to 200,000.00                 2    $    399,566              0.40%

 200,000.01 to 210,000.00                 2    $    413,793              0.41%

 230,000.01 to 240,000.00                 1    $    239,000              0.24%

 240,000.01 to 250,000.00                 1    $    240,220              0.24%

 260,000.01 to 270,000.00                 1    $    266,010              0.27%

 280,000.01 to 290,000.00                 1    $    290,000              0.29%

 290,000.01 to 300,000.00                 2    $    597,823              0.60%

$390,000.01 to 400,000.00                 1    $    399,942              0.40%

                           ====================================================
                     Total            4,474    $ 100,197,318           100.00%
                           ====================================================


                       COMBINED LOAN-TO-VALUE RATIOS(1)
-------------------------------------------------------------------------------
                                              Aggregate        Percentage of
         Combined                              Unpaid         Reference Date
      Loan-to-Value           Number of        Principal         Aggregate
          Ratios            Mortgage Loans      Balance      Principal Balance
   -------------------     ---------------   ------------    -----------------

0.01% to 10.00%                          16    $    172,677              0.17%

10.01% to 20.00%                         21    $    513,626              0.51%

20.01% to 30.00%                         28    $    548,824              0.55%

30.01% to 40.00%                         58    $   1,668,324             1.67%

40.01% to 50.00%                        101    $   2,736,571             2.73%

50.01% to 60.00%                        173    $   3,407,871             3.40%

60.01% to 70.00%                        593    $  14,456,017            14.43%

70.01% to 80.00%                        868    $  18,997,812            18.96%

80.01% to 90.00%                      1,947    $  41,757,868            41.68%

90.01% to 100.00%                       669    $  15,937,728            15.91%

                           ====================================================
                     Total            4,474   $  100,197,318           100.00%
                           ====================================================

(1) The ratio (expressed as a percentage) of (A) the sum of (i) the Credit Limit of the Mortgage Loans and (ii) any outstanding principal balances of mortgage loans senior or of equal priority to the Mortgage Loans (calculated generally at the date of origination of the Mortgage Loans) to (B) the lesser of (i) the appraised value of the related Mortgaged Property as set forth in the loan files at such date of origination or (ii) in the case of a Mortgaged Property purchased within one year of the origination of the related Mortgage Loan, the purchase price of such Mortgaged Property.

                                                                     Exhibit 1
                                                                     ---------

                                 PROPERTY TYPE
--------------------------------------------------------------------------------
                                               Aggregate       Percentage of
                                                 Unpaid       Reference Date
                              Number of        Principal         Aggregate
      Property Type         Mortgage Loans      Balance      Principal Balance
     ---------------       ---------------     ----------    -----------------

2-4 Famil                                27    $    536,765              0.54%

Low-Rise Condo                          150    $   2,436,977              2.43%

PUD                                     415    $   9,507,850              9.49%

Single-family                         3,882    $  87,715,726             87.54%

                           =====================================================
                     Total            4,474   $  100,197,318            100.00%
                           =====================================================


                                 LIEN PRIORITY
--------------------------------------------------------------------------------
                                               Aggregate       Percentage of
                                                 Unpaid        Reference Date
                              Number of        Principal         Aggregate
      Lien Priority         Mortgage Loans      Balance      Principal Balance
     ---------------      -----------------   ----------    ------------------
First Lien                              278    $   8,300,665              8.28%

Second Lien                           4,196    $  91,896,653             91.72%

                           =====================================================
                     Total            4,474    $  100,197,318            100.00%
                           =====================================================

                                  LOAN RATES
--------------------------------------------------------------------------------
                                               Aggregate       Percentage of
                                                 Unpaid        Reference Date
         Range of             Number of        Principal         Aggregate
        Loan Rates          Mortgage Loans      Balance      Principal Balance
      --------------        --------------    ----------     -----------------

 5.751% to 6.000%                       302    $   6,662,467              6.65%

 7.251% to 7.500%                       191    $   4,634,217              4.63%

 7.501% to 7.750%                         1    $        -                 0.00%

 8.251% to 8.500%                       100    $   2,688,341              2.68%

 8.501% to 8.750%                       495    $  10,565,884             10.55%

 8.751% to 9.000%                       165    $   3,509,420              3.50%

 9.001% to 9.250%                       122    $   3,067,199              3.06%

 9.251% to 9.500%                       328    $   8,323,785              8.31%

 9.501% to 9.750%                        45    $     863,682              0.86%

 9.751% to 10.000%                       52    $   1,377,385              1.37%

10.001% to 10.250%                      626    $  10,926,083             10.90%

10.251% to 10.500%                      376    $   8,871,974              8.85%

10.501% to 10.750%                       91    $   2,171,297              2.17%

10.751% to 11.000%                      184    $   3,887,990              3.88%

11.001% to 11.250%                      520    $  12,274,638             12.25%

11.251% to 11.500%                      128    $   2,925,882              2.92%

11.501% to 11.750%                      178    $   5,101,195              5.09%

11.751% to 12.000%                      123    $   2,557,854              2.55%

12.001% to 12.250%                       97    $   2,150,436              2.15%

12.251% to 12.500%                      106    $   2,177,569              2.17%

12.501% to 12.750%                      135    $   3,190,661              3.18%

12.751% to 13.000%                       14    $     270,328              0.27%

13.001% to 13.250%                       18    $     402,104              0.40%

13.251% to 13.500%                       51    $   1,131,374              1.13%

13.501% to 13.750%                       17    $     315,787              0.32%

13.751% to 14.000%                        5    $     105,767              0.11%

14.001% and up                            4    $      44,000              0.04%

                           =====================================================
                     Total            4,474   $  100,197,318            100.00%
                           =====================================================

                                      MARGIN
--------------------------------------------------------------------------------
                                                 Aggregate       Percentage of
                                                   Unpaid       Reference Date
         Range of              Number of         Principal         Aggregate
         Margins             Mortgage Loans       Balance      Principal Balance
       ------------          -------------     -----------     ----------------
0.000%                                    401    $   8,962,312           8.94%

0.001% to 0.250%                          107    $   2,739,324           2.73%

0.251% to 0.500%                          511    $  11,091,018          11.07%

0.501% to 0.750%                          164    $   3,519,601           3.51%

0.751% to 1.000%                          122    $   3,164,027           3.16%

1.001% to 1.250%                          330    $   8,218,265           8.20%

1.251% to 1.500%                           46     $    909,916           0.91%

1.501% to 1.750%                           81    $   1,970,590           1.97%

1.751% to 2.000%                          620    $  10,893,229          10.87%

2.001% to 2.250%                          384    $   9,114,196           9.10%

2.251% to 2.500%                          102    $   2,376,939           2.37%

2.501% to 2.750%                          188    $   3,980,461           3.97%

2.751% to 3.000%                          523    $  12,430,590          12.41%

3.001% to 3.250%                          128    $   2,854,685           2.85%

3.251% to 3.500%                          183    $   5,288,005           5.28%

3.501% to 3.750%                          131    $   2,917,031           2.91%

3.751% to 4.000%                          100    $   2,065,778           2.06%

4.001% to 4.250%                          106    $   2,177,569           2.17%

4.251% to 4.500%                          137    $   3,260,608           3.25%

4.501% to 4.750%                           15    $    318,225            0.32%

4.751% to 5.000%                           18    $    348,020            0.35%

5.001% to 5.250%                           51    $   1,131,374           1.13%

5.251% to 5.500%                           17     $    315,787           0.32%

5.501% to 5.750%                            5     $    105,767           0.11%

5.751% to 6.000%                            1     $     11,792           0.01%

6.001% to 6.250%                            2     $     21,213           0.02%

6.251% to 6.500%                            1     $     10,996           0.01%

                        ========================================================
                     Total              4,474   $  100,197,318         100.00%
                        ========================================================

                          CREDIT LIMIT UTILIZATION RATES
--------------------------------------------------------------------------------
                                                 Aggregate       Percentage of
                                                   Unpaid       Reference Date
  Range of Credit Limit        Number of         Principal        Aggregate
    Utilization Rates        Mortgage Loans       Balance     Principal Balance
   -------------------       --------------      ---------    ----------------
 0.00% to 0.01%                           675    $        1

 1.00% to 10.00%                          102    $    208,719          0.21%

 10.01% to 20.00%                          91    $    582,655          0.58%

 20.01% to 30.00%                         111    $   1,198,641          1.20%

 30.01% to 40.00%                         114    $   1,692,109          1.69%

 40.01% to 50.00%                         156    $   2,969,486          2.96%

 50.01% to 60.00%                         157    $   2,962,698          2.96%

 60.01% to 70.00%                         200    $   4,115,654          4.11%

 70.01% to 80.00%                         253    $   6,685,453          6.67%

 80.01% to 90.00%                         401    $  10,419,413         10.40%

 90.01% to 100.00%                      2,214    $  69,362,489         69.23%
                           ===================================================
                     Total              4,474   $  100,197,318        100.00%
                           ===================================================

                                 CREDIT LIMITS
--------------------------------------------------------------------------------
                                                 Aggregate       Percentage of
                                                   Unpaid       Reference Date
                               Number of         Principal         Aggregate
  Range of Credit Limits     Mortgage Loans       Balance      Principal Balance
   --------------------      --------------      ---------    ------------------
$1 to 10,000.00                            88    $    540,463              0.54%

 10,000.01 to  20,000.00                1,497    $  17,293,409            17.26%

 20,000.01 to  30,000.00                1,131    $  20,285,743            20.25%

 30,000.01 to  40,000.00                  631    $  16,135,786            16.10%

 40,000.01 to  50,000.00                  466    $  13,724,438            13.70%

 50,000.01 to  60,000.00                  164    $   5,776,090             5.76%

 60,000.01 to  70,000.00                  122    $   5,137,487             5.13%

 70,000.01 to  80,000.00                  101    $   4,706,712             4.70%

 80,000.01 to  90,000.00                   52    $   2,496,453             2.49%

 90,000.01 to  100,000.00                 126    $   5,898,286             5.89%

100,000.01 to  110,000.00                  10    $     771,331             0.77%

110,000.01 to  120,000.00                   4    $     329,419             0.33%

120,000.01 to  130,000.00                   9    $     402,994             0.40%

130,000.01 to  140,000.00                   6    $     326,518             0.33%

140,000.01 to  150,000.00                  20    $   1,137,757             1.14%

150,000.01 to  160,000.00                   6    $     389,294             0.39%

160,000.01 to  170,000.00                   4    $     185,649             0.19%

170,000.01 to  180,000.00                   4    $     414,713             0.41%

180,000.01 to  190,000.00                   1    $     179,587             0.18%

190,000.01 to  200,000.00                  12    $   1,022,392             1.02%

200,000.01 to  210,000.00                   2    $     263,837             0.26%

210,000.01 to  220,000.00                   2    $     253,685             0.25%

230,000.01 to  240,000.00                   1    $     239,000             0.24%

240,000.01 to  250,000.00                   2    $     321,720             0.32%

270,000.01 to  280,000.00                   1    $     266,010             0.27%

280,000.01 to  290,000.00                   2    $     261,828             0.26%

290,000.01 to  300,000.00                   7    $     902,823             0.90%

310,000.01 to  320,000.00                   1    $     133,955             0.13%

$350,000.00 and up                          2    $     399,942             0.40%
                           =====================================================
                     Total              4,474    $ 100,197,318           100.00%
                           =====================================================

                    MONTHS REMAINING TO SCHEDULED MATURITY(1)
--------------------------------------------------------------------------------
                                                 Aggregate        Percentage of
     Range of Months                               Unpaid       Reference Date
  Remaining To Scheduled       Number of         Principal         Aggregate
         Maturity            Mortgage Loans       Balance      Principal Balance
   ---------------------    ----------------   ------------   ------------------
0 - 135                             191       $   4,216,428         4.21%

135 - 139                           441       $  10,480,982        10.46%

155 - 159                            25       $     698,999         0.70%

160 - 164                            51       $   1,230,355         1.23%

215 - 219                             2       $      40,248         0.04%

220 - 224                            20       $     384,603         0.38%

270 - 274                             3       $      36,915         0.04%

275 - 279                         2,239       $  51,060,689        50.96%

280 - 284                         1,502       $  32,048,100        31.98%
                         ----------------------------------------------------
                     Total        4,474       $ 100,197,318       100.00%

(1) Assumes that the Draw Period for the Mortgage Loans with Five Year Draw Periods as of the date such Mortgage Loan were funded will be extended for an additional five years.

                                ORIGINATION YEAR
--------------------------------------------------------------------------------
                                                 Aggregate       Percentage of
                                                   Unpaid       Reference Date
                               Number of         Principal         Aggregate
     Origination Year        Mortgage Loans       Balance      Principal Balance
--------------------------   --------------      ---------     ----------------
1997                                    2,407    $  54,528,231            54.42%
1998                                    2,067    $  45,669,087            45.58%
                           =====================================================
                     Total              4,474   $  100,197,318           100.00%
                           =====================================================

                                 MAXIMUM RATES

                                                 Aggregate       Percentage of
                                                   Unpaid       Reference Date
                               Number of         Principal         Aggregate
      Maximum Rates          Mortgage Loans       Balance      Principal Balance
    ---------------         ---------------     ----------    ------------------
12.50%                                     58    $   1,113,132             1.11%

15.00%                                     37     $    658,364             0.66%

16.00%                                     95    $   1,902,806             1.90%

17.00%                                    453    $   9,438,603             9.42%

18.00%                                  3,831    $  87,084,413            86.91%
                           =====================================================
                     Total              4,474   $  100,197,318           100.00%
                           =====================================================


                                                                                       EXHIBIT 2


================================================================================================

Countrywide Home Loans, Inc.                                          Date of Report:    9/24/99
Countrywide Home Equity Loan Trust - Series 1998-A                    Time of Report:    9:39 PM
P & S Agreement Date:                             February 20, 1998
Original Settlement Date:                         February 26, 1998
CUSIP Number of Certificates:                     126671AX4                   Investor:
Original Sale Balance:                            155,000,000                   8001007

================================================================================================

CERTIFICATES INFORMATION
                                                                               BALANCE    MARGIN
Investors                                                              $155,000,000.00     0.19%
Transferor                                                               $2,360,406.09


OTHER INFORMATION

Original Pool Balance @ Cut-Off Date                                   $157,360,406.09
Servicing Fee                                                                   0.500%

Original Settlement Date                                                       2/26/98
First Payment Date                                                             4/15/98
Long Interest Period Days                                                           48
Managed Amortization Period (Months)                                                60

Initial Insured Amount                                                 $155,000,000.00
Initial Invested Amount                                                $155,000,000.00

Fixed Allocation Percentage                                                     98.50%
Investor Certificate Principal Balance                                 $155,000,000.00
Minimum Transferor Interest Percentage                                           5.00%
Step-Down Remitance Date                                                            35
Credit Enhancement Fee                                                          0.140%
Rapid Amortization Event Trigger (% of Original Pool Balance)                   1.000%
Tail Adjustment                                                                  $0.00

================================================================================================

  Countrywide Home Loans, Inc.                                       Date of Report:     9/24/99
  Countrywide Home Equity Loan Trust - Series 1998-A                 Time of Report:     9:42 PM
  P & S Agreement Date:                           February 20, 1998
  Original Settlement Date:                       February 26, 1998
  CUSIP Number of Certificates:                   126671AX4                   Investor:
  Original Sale Balance:                          155,000,000                   8001007

================================================================================================

  CERTIFICATES INFORMATION
                                                                              BALANCE     MARGIN
  Investors                                                           $155,000,000.00      0.19%
  Transferor                                                            $2,360,406.09

  OTHER INFORMATION

  Original Pool Balance @ Cut-Off Date                                $157,360,406.09
  Servicing Fee                                                                0.500%

  Original Settlement Date                                                    2/26/98
  First Payment Date                                                          4/15/98
  Long Interest Period Days                                                        48
  Managed Amortization Period (Months)                                             60

  Initial Insured Amount                                              $155,000,000.00
  Initial Invested Amount                                             $155,000,000.00

  Fixed Allocation Percentage                                                  98.50%
  Investor Certificate Principal Balance                              $155,000,000.00
  Minimum Transferor Interest Percentage                                        5.00%
  Step-Down Remitance Date                                                         35
  Credit Enhancement Fee                                                       0.140%
  Rapid Amortization Event Trigger (% of Original Pool Balance)                1.000%
  Tail Adjustment                                                               $0.00

===================================================================================================================================

  INPUT SECTION (PAGE 1 of 1)

  MONTH:                                                                                                       17               18
  DISTRIBUTION DATE:                                                                                      8/16/99          9/15/99
  DETERMINATION DATE:                                                                                     8/11/99          9/10/99

  MORTGAGE LOANS PAYMENT SUMMARY
    COLLECTION PERIOD:

    MTGE LOANS INTEREST RECEIVED                                                                      $871,701.54      $845,566.73
    MTGE LOANS PRINCIPAL RECEIVED                                                                   $4,873,840.28    $4,406,140.20
    MTGE LOANS NET LIQUIDATION PROCEEDS (ALLOC. TO INTEREST)                                                $0.00            $0.00
    MTGE LOANS NET LIQUIDATION PROCEEDS (NET OF FORECL. PROFIT & ALLOC. TO PRINCIPAL)                       $0.00            $0.00
    MTGE LOANS INSURANCE PROCEEDS (ALLOC. TO INTEREST)                                                      $0.00            $0.00
    MTGE LOANS INSURANCE PROCEEDS (ALLOC. TO PRINCIPAL)                                                     $0.00            $0.00
    MTGE LOANS SERVICER OPTIONAL ADVANCES (ALLOC. TO INTEREST)                                              $0.00            $0.00
    MTGE LOANS PURCHASE PRICE (ALLOC. TO INTEREST) (Section 2.02(a))                                        $0.00            $0.00
    MTGE LOANS PURCHASE PRICE (ALLOC. TO PRINCIPAL) (Section 2.02(a))                                       $0.00            $0.00
    MTGE LOANS (90+ DAY DELINQUENT) PURCHASE PRICE (ALLOC. TO INTEREST)                                     $0.00            $0.00
    MTGE LOANS (90+ DAY DELINQUENT) PURCHASE PRICE (ALLOC. TO PRINCIPAL)                                    $0.00            $0.00
    MTGE LOANS REMOVED FROM THE TRUST BY THE SERVICER (Section 2.06)                                        $0.00            $0.00
    MTGE LOANS TRANSFER DEPOSIT AMOUNT (ALLOC. TO PRINCIPAL)(Sections 2.02(a))                              $0.00            $0.00

    MTGE LOANS DRAWS (ADDITIONAL BALANCES)                                                          $1,540,808.61    $1,734,628.24
    MTGE LOANS LIQUIDATION LOSS AMOUNT (NET LOSSES)                                                         $0.00            $0.00

    MTGE LOANS TOTAL ENDING PRINCIPAL BALANCE (NET OF SERVICER REMOVALS)                          $102,868,829.95  $100,197,317.99

    AVERAGE MTGE LOANS RATE                                                                                9.780%          10.022%
    AVERAGE MTGE LOANS DAILY BALANCE                                                              $105,594,712.69  $102,706,871.05

  DELINQUENCY & REO  SUMMARY
    DEL STAT 1 - NO. OF ACCTS                                                                                  13               12
    DEL STAT 1 - CURRENT BALANCE                                                                      $292,865.26      $310,483.11
    DEL STAT 2 - NO. OF ACCTS                                                                                   9                4
    DEL STAT 2 - CURRENT BALANCE                                                                      $300,586.33       $84,518.88
    DEL STAT 1+ - NO. OF ACCTS                                                                                 30               28
    DEL STAT 1+ - CURRENT BALANCE                                                                     $869,607.17      $777,038.11
    DEL STAT 3+ - NO. OF ACCTS                                                                                  8               12
    DEL STAT 3+ - CURRENT BALANCE                                                                     $276,155.58      $382,036.12
    DEL STAT 9+ - NO. OF ACCTS                                                                                  3                5
    DEL STAT 9+ - CURRENT BALANCE                                                                      $56,444.63      $162,249.19
    REO - NO. OF ACCTS                                                                                          1                1
    REO  - CURRENT BOOK BALANCE (UNPAID PRINC. BALANCE)                                                $22,500.00       $22,500.00

  LOAN MODIFICATION SUMMARY
    MTGE LOANS W/ SR. LIEN BALANCE MODIFICATION (CLTV less than or equal to 80%)                       $18,024.78            $0.00
    MTGE LOANS W/ SR. LIEN BALANCE MODIFICATION (CLTV greater than or equal to 80%)                    $12,000.00       $24,000.00
    MTGE LOANS W/ CREDIT LIMIT MODIFICATION                                                                 $0.00            $0.00
    MTGE LOANS W/ GROSS MARGIN MODIFICATION                                                                 $0.00            $0.00

  OTHER INFORMATION
    LIBOR RATE FOR CURRENT INTEREST PERIOD                                                               5.18000%         5.26875%
    AMOUNT OWED TO CREDIT ENHANCER DUE TO PREPAYMENT SHORTFALL                                                 $0               $0
    CAPMAC'S SURETY BOND IN FORCE ? (YES=1; NO=0)                                                               1                1

===================================================================================================================================

  Detailed Information (Page 1 of 5)

  Distribution Date:                                                                                     8/16/99          9/15/99

  LIBOR Rate (Adjusted two business days prior to previous Distribution Date)                            5.18000%         5.26875%
  Average Mtge Loans Net Loan Rate (Effective Rate;Multiply by 360/365)                                  8.50603%         8.74471%
  Maximum Rate                                                                                           8.50603%         8.74471%
  Investor Certificate Rate (LIBOR + 19 bps)                                                             5.37000%         5.45875%
  Investor Certificate Rate Capped at Maximum Rate? (Y=1; N=0)                                                  0                0
  Interest Period (Days)                                                                                       32               30

  Beginning Pool Balance                                                                           106,201,861.62   102,868,829.95
  Beginning Investor Certificate Principal Balance                                                 103,842,125.35   100,509,093.68
  Beginning Transferor Principal Balance                                                             2,360,406.09     2,360,406.09
  Beginning Invested Amount                                                                        103,842,125.35   100,509,093.68
  Investor Floating Allocation Percentage                                                                97.7781%         97.7061%
  Liquidation Loss Amount                                                                                    0.00             0.00
  Servicing Fee                                                                                         44,250.78        42,862.01

    Mtge Loans Interest (Net of Cut-Off Date Overdue Interest)                                         871,701.54       845,566.73
    Mtge Loans Principal                                                                             4,873,840.28     4,406,140.20
    Mtge Loans Net Liquidation Proceeds                                                                      0.00             0.00
    Mtge Loans Insurance Proceeds                                                                            0.00             0.00
    Mtge Loans Optional Servicer Advances                                                                    0.00             0.00
    Mtge Loans Purchase Price (Section 2.02(a))                                                              0.00             0.00
    Mtge Loans (90+ Day Delinquent) Purchase Price                                                           0.00             0.00
    Mtge Loans Transfer Deposit Amount (Section 2.02(a))                                                     0.00             0.00
  Available Funds                                                                                    5,745,541.82     5,251,706.93

    Mtge Loans Interest                                                                                871,701.54       845,566.73
    Mtge Loans Net Liquidations Proceeds (Alloc. to Int.)                                                    0.00             0.00
    Mtge Loans Insurance Proceeds (Alloc. to Int.)                                                           0.00             0.00
    Mtge Loans Optional Servicer Advances (Alloc. to Int.)                                                   0.00             0.00
    Mtge Loans Purchase Price (Alloc. to Int.) (Section 2.02(a))                                             0.00             0.00
    Mtge Loans (90+ Day Delinquent) Purchase Price (Alloc. to Int.)                                          0.00             0.00
  Mtge Loans Interest Collections                                                                      871,701.54       845,566.73

    Mtge Loans Principal                                                                             4,873,840.28     4,406,140.20
    Mtge Loans Net Liquidaton Proceeds (Alloc. to Princ.& Net of Forecl. Profits)                            0.00             0.00
    Mtge Loans Insurance Proceeds (Alloc. to Princ.)                                                         0.00             0.00
    Mtge Loans Purchase Price (Alloc. to Princ.) (Section 2.02(a))                                           0.00             0.00
    Mtge Loans (90+ Day Delinquent) Purchase Price (Alloc. to Princ.)                                        0.00             0.00
    Mtge Loans Transfer Deposit Amount (Section 2.02(a))                                                     0.00             0.00
  Mtge Loans Principal Collections                                                                   4,873,840.28     4,406,140.20

  Interest Collections                                                                                 871,701.54       845,566.73
  Principal Collections                                                                              4,873,840.28     4,406,140.20

  Investor & Transferor Interest & Principal Allocation
    Investor Interest Collections                                                                      852,332.90       826,170.04
    Investor Principal Collections                                                                   4,800,732.68     4,340,048.10
    Transferor Interest Collections                                                                     19,368.64        19,396.69
    Transferor Principal Collections                                                                    73,107.60        66,092.10
    (check)                                                                                                  0.00             0.00

  Investor Loss Amout                                                                                        0.00             0.00
  Transferor Loss Amount                                                                                     0.00             0.00

===================================================================================================================================

  Detailed Information (Page 2 of 5)

  Distribution Date:                                                                                      8/16/99          9/15/99

  Investor Interest Collections                                                                        852,332.90       826,170.04
    less Investor Servicing Fee                                                                         43,267.55        41,878.79
    less Unpaid Servicing Fee                                                                                0.00             0.00
    less Credit Enhancement Premium                                                                     12,922.58        11,726.06
    less Investor Certificate Interest                                                                 495,673.08       457,211.68
    less Unpaid Investor Certificate Interest Shortfall                                                      0.00             0.00
    less Investor Loss Amount                                                                                0.00             0.00
    less Unpaid Investor Loss Amount                                                                         0.00             0.00
    less Unreimbursed Draw Amounts                                                                           0.00             0.00
  Excess Interest                                                                                      300,469.69       315,353.51
    less Accelerated Principal Distribution Amount                                                           0.00             0.00
  Remaining Excess Interest                                                                            300,469.69       315,353.51

  Investor Distributions
    Investor Certificate Interest                                                                      495,673.08       457,211.68
    Managed Amortization Period? (Y=1; N=0)                                                                     1                1
    Rapid Amortization Event? (Y=1; N=0)                                                                        0                0
    Rapid Amortization Period? (Y=1; N=0)                                                                       0                0
    Principal Collections less Additional Balances                                                   3,333,031.67     2,671,511.96
    Alternative Principal Payment                                                                    3,333,031.67     2,671,511.96
    Maximum Principal Collections                                                                    4,800,732.68     4,340,048.10
    Principal Distribution Amount                                                                    3,333,031.67     2,671,511.96
    Investor Loss Amount Distributed to Investors                                                            0.00             0.00
    Excess Interest Paid as Principal                                                                        0.00             0.00

  Transferor Distributions
    Transferor Interest Collections (net of Transferor Servicing Fee)                                   18,385.42        18,413.46
    Excess Interest remaining from Collection Account                                                  300,469.69       315,353.51
    Principal Distributions (including Transferor Principal Collections)                             1,540,808.61     1,734,628.24
    Principal Balance of Loans Removed from the Trust by the Servicer (Section 2.06)                         0.00             0.00

  Excess Int. (Shortfall) a/ Premium                                                                   796,142.77       772,565.19
  Excess Int. (Shortfall) a/ Interest                                                                  300,469.69       315,353.51
  Excess Int. (Shortfall) a/ Losses                                                                    300,469.69       315,353.51
  Required Amount                                                                                            0.00             0.00
  Required Amount Applied to Overcollateralization Amount                                                    0.00             0.00
  Subordinated Transferor Collections Applied to Required Amount                                             0.00             0.00
  Required Amount Applied to Transferor Balance                                                              0.00             0.00
  Draw on Policy                                                                                             0.00             0.00

  Investor Certificate Distribution Amount (Excluding Credit Enhancement Draw Amount)                3,828,704.75     3,128,723.64
  Credit Enhancement Draw Amount (Excluding writedowns of OC)                                                0.00             0.00
    Guaranteed Principal Distribution Amount                                                                 0.00             0.00
    Guaranteed Amount                                                                                        0.00             0.00

===================================================================================================================================

  Detailed Information (Page 3 of 5)

  Distribution Date:                                                                                      8/16/99          9/15/99

  Beginnining Pool Balance                                                                         106,201,861.62   102,868,829.95
    Interest Distribution                                                                              871,701.54       845,566.73
    Principal Distribution                                                                           4,873,840.28     4,406,140.20
    Servicer Account Removals (Section 2.06)                                                                 0.00             0.00
    Additional Balances                                                                              1,540,808.61     1,734,628.24
    Liquidation Loss Amount                                                                                  0.00             0.00
  Ending Pool Balance                                                                              102,868,829.95   100,197,317.99

  Beginning Investor Certificate Principal Balance                                                 103,842,125.35   100,509,093.68
    Investor Certificate Interest                                                                      495,673.08       457,211.68
    Unpaid Investor Certificate Interest Shortfall distributed                                               0.00             0.00
    Investor Certificate Principal                                                                   3,333,031.67     2,671,511.96
  Ending Investor Certificate Principal Balance                                                    100,509,093.68    97,837,581.72
  Pool Factor                                                                                           0.6484458        0.6312102

  Beginnining Transferor Balance                                                                     2,360,406.09     2,360,406.09
    Interest Distribution (including funds released from Collection Account)                           319,838.33       334,750.20
    Principal Distribution (including Unallocated Transferor Principal Collections)                  1,540,808.61     1,734,628.24
    Additional Balances                                                                              1,540,808.61     1,734,628.24
    Principal Balance of Loans Removed from the Trust by the Servicer (Section 2.06)                         0.00             0.00
    Losses allocated to Transferor                                                                           0.00             0.00
  Ending Transferor Balance                                                                          2,360,406.09     2,360,406.09
  Minimum Transferor Interest                                                                        2,360,406.09     2,360,406.09
  Transferor Principal Collections Unallocated due to Minimum Transferor Interest (held in
     Coll. Acct.)                                                                                            0.00             0.00
  Total Unallocated Transferor Principal Collections held in Collection Account                            669.82           669.82

  Beginning Invested Amount                                                                        103,842,125.35   100,509,093.68
    Principal Distribution Amount                                                                    3,333,031.67     2,671,511.96
    Investor Loss Reduction Amount                                                                           0.00             0.00
  Ending Invested Amount                                                                           100,509,093.68    97,837,581.72

  Required OC Amount                                                                                         0.00             0.00
  Beginning OC Amount                                                                                        0.00             0.00
  Ending OC Amount                                                                                           0.00             0.00
  Ending OC Amount (% of Original Pool Balance)                                                             0.00%            0.00%

  Excess Spread Percentage                                                                                 4.742%           4.577%

  Excess Spread Trigger Step-Up Percentage                                                                 0.000%           0.000%

  Required Subordinated Percentage                                                                         1.500%           1.500%
  Initial Subordinated Amount                                                                        2,360,406.09     2,360,406.09

  Trigger Date Step-Down Subordinated Amount
  Preliminary Step-Down Subordinated Amount                                                                  0.00             0.00
  Step-Down Subordinated Amount                                                                              0.00             0.00

  Preliminary Transferor Subordinated Amount
  Can the Required Transferor Subordinated Amount be Reduced?                                                   N                N
  Required Transferor Subordinated Amount                                                            2,360,406.09     2,360,406.09
  Available Transferor Subordinated Amount                                                           2,360,406.09     2,360,406.09
  Subordinated Transferor Collections                                                                   18,385.42        18,413.46

  Step-Up Cumulative Loss Trigger (Y=1; N=0)                                                                    0                0
  Step-Up Excess Spread  Trigger Violated? (Y=1; N=0)                                                           0                0

===================================================================================================================================

  Detailed Information (Page 4 of 5)

  Distribution Date:                                                                                      8/16/99          9/15/99

  Step-Down Cumulative Loss Test Violated? (Y=1; N=0)                                                           0                0
  Step-Down Excess Spread Rate Test Violated? (Y=1; N=0)                                                        0                0



  Ending Unreimbursed Draw on Surety Bond                                                                    0.00             0.00

  Beginning Insured Principal Amount                                                              $103,842,125.35  $100,509,093.68
  Ending Insured Principal Amount                                                                 $100,509,093.68   $97,837,581.72

  Available Credit Enhancement                                                                              0.00%            0.00%
  Investor Distribution Amount                                                                       3,828,704.75     3,128,723.64
  Transferor Distribution Amount (incl. Excess Cash Rel. From Collection Account)                    1,859,663.72     2,068,395.22

  Investor Loss Amount Reimbursed from Excess Interest                                                       0.00             0.00
  Investor Loss Amount Allocated to OC                                                                       0.00             0.00
  Investor Loss Amount Reimbursed from Subordinated Transferor Collections                                   0.00             0.00
  Investor Loss Amount Reimbursed from Transferor Balance                                                    0.00             0.00
  Investor Loss Amount Reimbursed from Policy Draw                                                           0.00             0.00
  Investor Loss Amount Unreimbursed                                                                          0.00             0.00
  Unreimbursed Loss Amount Distributed                                                                       0.00             0.00

  Cum. Accelerated Principal Distribution Amount                                                             0.23             0.23
  Cum. Principal Payments (Including ECPB & APDA)                                                   54,490,906.32    57,162,418.28
  Cum. Principal Payments (Excluding ECPB & APDA)                                                   54,490,906.09    57,162,418.05
  Cum. OC Amount                                                                                             0.00             0.00
  Cum. Liquidation Losses                                                                               32,463.57        32,463.57
  Cum. Investor Loss Reduction Amount                                                                        0.00             0.00
  Cum. Purchase Price of Repurchased Loans (Alloc. to Principal)                                             0.00             0.00
  Cum. Guaranteed Principal Distribution Amount                                                              0.00             0.00
  Cum. Credit Enhancement Draw Amount Amount                                                                 0.00             0.00
  Cum. Servicer Removals from Trust (Section 2.06)                                                           0.00             0.00

  Cum. Modifications to Sr. Lien Balance (CLTV less than or equal to 80%)                            1,053,303.09     1,053,303.09
  Cum. Modifications to Sr. Lien Balance (CLTV less than or equal to 80%) (% of Initial Pool)            0.67%            0.67%
  Cum. Modifications to Sr. Lien Balance (CLTV greater than or equal to 80%)                         3,029,436.37     3,053,436.37
  Cum. Modifications to Sr. Lien Balance (CLTV greater than or equal to 80%) (% of Initial Pool)            1.93%            1.94%
  Cum. Modifications to Credit Limit                                                                         0.00             0.00
  Cum. Modifications to Credit Limit (% of Initial Pool)                                                    0.00%            0.00%
  Cum. Modifications to Gross Margin                                                                    29,350.00        29,350.00
  Cum. Modifications to Gross Margin (% of Initial Pool)                                                    0.02%            0.02%

===================================================================================================================================

Detailed Information (Page 5 of 5)

Distribution Date:                                                                                       8/16/99           9/15/99

Accrued but Unpaid a/ Distribution
   Servicing Fee                                                                                            0.00              0.00
   Investor Certificate Interest                                                                            0.00              0.00
   Credit Enhancement Premium                                                                               0.00              0.00
   Unreimbursed Draw Amounts                                                                                0.00              0.00

SOURCES OF FUNDS:
   Mtge Loans Interest                                                                                871,701.54        845,566.73
   Mtge Loans Net Liq. Proceeds (Alloc. to Int. & Incl. Rec. Charge-Offs)                                   0.00              0.00
   Mtge Loans Insurance Proceeds (Alloc. to Int.)                                                           0.00              0.00
   Mtge Loans Purchase Price (Alloc. to Int.) (Section 2.02(a))                                             0.00              0.00
   Mtge Loans (90+ Days Delinquent) Purchase Price (Alloc. to Int.)                                         0.00              0.00
   Mtge Loan Principal                                                                              4,873,840.28      4,406,140.20
   Mtge Loans Net Liq. Proceeds (Alloc. to Princ.)                                                          0.00              0.00
   Mtge Loans Insurance Proceeds (Alloc. to Princ.)                                                         0.00              0.00
   Mtge Loans Purchase Price (Alloc. to Princ.) (Section 2.02(a))                                           0.00              0.00
   Mtge Loans (90+ Days Delinquent) Purchase Price (Alloc. to Princ.)                                       0.00              0.00
   Mtge Loans Transfer Deposit Amount (Section 2.02(a))                                                     0.00              0.00
   Draw on Policy                                                                                           0.00              0.00
   Unallocated Transferor Collections                                                                       0.00              0.00
Total                                                                                               5,745,541.82      5,251,706.93

USES OF FUNDS
   Servicing Fee                                                                                       44,250.78         42,862.01
   Investor Interest Distribution                                                                     495,673.08        457,211.68
   Accrued and Unpaid Investor Interest Distributed                                                         0.00              0.00
   Investor Principal Distribution                                                                  3,333,031.67      2,671,511.96
   Transferor Distribution (not including Cash Released to Transferor)                              1,559,194.03      1,753,041.70
   Unallocated Transferor Principal Collections                                                             0.00              0.00
   Accrued and Unpaid Servicing Fee Distributed                                                             0.00              0.00
   Payment of Unreimbursed Surety Bond Draw Amounts                                                         0.00              0.00
   Credit Enhancement Premium Distributed                                                              12,922.58         11,726.06
   Cash Released to Transferor (Including OC Step-Down Release)                                       300,469.69        315,353.51
Total                                                                                               5,745,541.82      5,251,706.93

ERROR CHECK
Sources & Uses                                                                                                OK                OK
Pool Balance                                                                                                  OK                OK
Transferor Balance (Will indicate "VIOLATION" if Servicer has viloated Min. Transferor Int.)                  OK                OK
Loss Allocation                                                                                               OK                OK
Overcollateralization                                                                                         OK                OK
Balance Reduction                                                                                             OK                OK

Distribution List:

   Barbara  Grosse - First  National Bank of  ChicagoLupe  Montero - Countrywide
   Home Loans Peter Cerwin - Merrill  Lynch Richard  Marron -  Countrywide  Home
   Loans Lisa Fitzpatrick - Merrill Lynch Dave Walker - Countrywide Home Loans

===================================================================================================================================

Servicer Certificate (Page 1 of 3)

Distribution Date:                                                                                       8/16/99           9/15/99

A. POOL INFORMATION

   Aggregate Amount of  Collections                                                                 5,745,541.82      5,251,706.93
   Aggregate Amount of  Interest Collections                                                          871,701.54        845,566.73
   Aggregate Amount of  Principal Collections                                                       4,873,840.28      4,406,140.20
   Transfer Deposit Amount (Sections 2.02(a) & 2.06)                                                        0.00              0.00
   Beginning Pool Balance                                                                         106,201,861.62    102,868,829.95
   Ending Pool Balance                                                                            102,868,829.95    100,197,317.99
   Additional Balances                                                                              1,540,808.61      1,734,628.24
   Servicer Removals from the Trust (Section 2.06)                                                          0.00              0.00
   Cum. Modifications to Sr. Lien Balance (CLTV less than or equal to 80%)                          1,053,303.09      1,053,303.09
   Cum. Modifications to Sr. Lien Balance (CLTV less than or equal to 80%) (% of Initial Pool)             0.67%             0.67%
   Cum. Modifications to Sr. Lien Balance (CLTV greater than or equal to 80%)                       3,029,436.37      3,053,436.37
   Cum. Modifications to Sr. Lien Balance (CLTV greater than or equal to 80%) (% of Initial Pool)          1.93%             1.94%
   Cum. Modifications to Credit Limit                                                                       0.00              0.00
   Cum. Modifications to Credit Limit (% of Initial Pool)                                                  0.00%             0.00%
   Cum. Modifications to Gross Margin                                                                  29,350.00         29,350.00
   Cum. Modifications to Gross Margin (% of Initial Pool)                                                  0.02%             0.02%
   Servicing Fee                                                                                       44,250.78         42,862.01
   Unpaid Servicing Fee Received                                                                            0.00              0.00
   Remaining Accrued and Unpaid Servicing Fee                                                               0.00              0.00

B. INTEREST, PRINCIPAL & LOSS ALLOCATION

   Investor Certificateholder Floating Allocation Percentage                                              97.78%            97.71%
   Investor Certificateholder Fixed Allocation Percentage                                                 98.50%            98.50%
   Investor Interest Collections                                                                      852,332.90        826,170.04
   Investor Principal Collections                                                                   4,800,732.68      4,340,048.10
   Transferor Interest Collections                                                                     19,368.64         19,396.69
   Transferor Principal Collections                                                                    73,107.60         66,092.10
   Investor Loss Amount                                                                                     0.00              0.00
   Beginning Invested Amount                                                                      103,842,125.35    100,509,093.68
   Ending Invested Amount                                                                         100,509,093.68     97,837,581.72

C. INTEREST & PRINCIPAL DISTRIBUTIONS TO INVESTORS

   Investor Certificate Interest Distributed                                                          495,673.08        457,211.68
   Investor Certificate Interest Shortfall b/ any Draw on Policy                                            0.00              0.00
   Unpaid Investor Certificate Interest Shortfall Received                                                  0.00              0.00
   Unpaid Investor Certificate Interest Shortfall Remaining                                                 0.00              0.00

   Principal Distribution Amount                                                                    3,333,031.67      2,671,511.96
       Managed Amortization Period? (Yes=1; No=0)                                                              1                 1
       Rapid Amortization Period? (Yes=1; No=0)                                                                0                 0
       Maximum Principal Collections Payment                                                        4,800,732.68      4,340,048.10
       Alternative Principal Payment                                                                3,333,031.67      2,671,511.96
       Principal Collections less Additional Balances                                               3,333,031.67      2,671,511.96
   Investor Loss Amount Distributed to Investors                                                            0.00              0.00
   Accelerated Principal Distribution Amount                                                                0.00              0.00

===================================================================================================================================

Servicer Certificate (Page 2 of 3)

Distribution Date:                                                                                       8/16/99           9/15/99

D. INVESTOR CERTIFICATE PRINCIPAL BALANCE

   Beginning Certificate Principal Balance                                                        103,842,125.35    100,509,093.68
   Ending Certificate Principal Balance                                                           100,509,093.68     97,837,581.72
   Pool Factor                                                                                         0.6484458         0.6312102

E. DISTRIBUTIONS TO TRANSFEROR

   Interest Distribution                                                                              319,838.33        334,750.20
   Principal Distribution                                                                           1,540,808.61      1,734,628.24
   Amount Distributed to Transferor pursuant to Section 5.01 (a) (x) (included in Interest
    Distribution)                                                                                     300,469.69        315,353.51

F. TRANSFEROR BALANCE

   Beginning Transferor Principal Balance                                                           2,360,406.09      2,360,406.09
   Ending Transferor Principal Balance                                                              2,360,406.09      2,360,406.09
   Servicer Removals from the Trust (Section 2.06)                                                          0.00              0.00
   Minimum Transferor Balance                                                                       2,360,406.09      2,360,406.09

G. INVESTOR CERTIFICATE RATE

   Investor Certificate Rate                                                                            5.37000%          5.45875%
   LIBOR Rate                                                                                           5.18000%          5.26875%
   Maximum Rate                                                                                         8.50603%          8.74471%
   Weighted Average Mortgage Net Loan Rate                                                              8.50603%          8.74471%

H. CREDIT ENHANCEMENT

   Credit Enhancement Fee                                                                              12,922.58         11,726.06
   Beginning OC Amount                                                                                      0.00              0.00
   Ending OC Amount                                                                                         0.00              0.00
   Guaranteed Amount                                                                                        0.00              0.00
   Guaranteed Principal Distribution Amount                                                                 0.00              0.00
   Credit Enhancement Draw Amount                                                                           0.00              0.00

J. DELINQUENCY & REO STATUS

   Delinquent 30-59 days
       No. of Accounts                                                                                        13                12
       Trust Balances                                                                                 292,865.26        310,483.11
   Delinquent 60-89 days
       No. of Accounts                                                                                         9                 4
       Trust Balances                                                                                 300,586.33         84,518.88
   Delinquent 90+ days
       No. of Accounts                                                                                         8                12
       Trust Balances                                                                                 276,155.58        382,036.12
   Delinquent 9+ months
       No. of Accounts                                                                                         3                 5
       Trust Balances                                                                                  56,444.63        162,249.19
   REO
       No. of Accounts                                                                                         1                 1
       Trust Balances                                                                                  22,500.00         22,500.00

===================================================================================================================================

Servicer Certificate (Page 3 of 3)

Distribution Date:                                                                                       8/16/99           9/15/99

K. EVENT OF DEFAULT TRIGGERS                                                                                   0                 0

   Failure by Seller to make payment within 5 Business Days of Required Date ?                                 0                 0
   Failure by Seller to perform any covenants described in the Agreement ?                                     0                 0
   Bankruptcy or Insolvency relating to Servicer ?                                                             0                 0

L. RAPID AMORTIZATION EVENT TRIGGERS                                                                           0                 0

   Failure by Seller to make payment within 3 Business Days of Required Date ?                                 0                 0
   Breach of Representation or Warranty by Seller or Depositor?                                                0                 0
   Bankruptcy or Insolvency relating to Transferor ?                                                           0                 0
   Subject to Investment Company Act of 1940 Regulation ?                                                      0                 0
   Any Event of Default ?                                                                                      0                 0
   Draws Under Policy are Greater than 1% of Initial Pool Principal Balance?                                   0                 0

   IN WITNESS WHEREOF, the undersigned has caused this Certificate to be duly executed this 9th day of September, 1999.

          Countrywide Home Loans Formerly Known as Countrywide Funding Corporation as Servicer

          ---------------------------------------

          Lupe Montero
         Vice-President


   Distribution List:

      Barbara  Grosse - First  National  Bank of ChicLupe  Montero - Countrywide
      Home Loans Peter Cerwin - Merrill Lynch Richard Marron - Countrywide  Home
      Loans Lisa  Fitzpatrick  - Merrill  Lynch Dave Walker -  Countrywide  Home
      Loans

===================================================================================================================================

Statement to Certificateholders (Page 1 of 2)

Distribution Date:                                                                                       8/16/99           9/15/99

   INVESTOR CERTIFICATES DISTRIBUTION SUMMARY (PER $1000 ORIGINAL PRINCIPAL AMOUNT)

A. INTEREST & PRINCIPAL DISTRIBUTIONS TO INVESTORS
   Investor Certificate Interest Distributed                                                            3.197891          2.949753
   Investor Certificate Interest Shortfall Distributed                                                  0.000000          0.000000
   Remaining Unpaid Investor Certificate Interest Shortfall                                             0.000000          0.000000

   Managed Amortization Period ? (Yes=1; No=0)                                                                 1                 1
   Investors Certificate Principal Distributed                                                         21.503430         17.235561
     Principal Distribution Amount                                                                     21.503430         17.235561
        Maximum Principal Payment                                                                      30.972469         28.000310
        Alternative Principal Payment                                                                  21.503430         17.235561
        Principal Collections less Additional Balances                                                 21.503430         17.235561
     Investor Loss Amount Distributed to Investors                                                      0.000000          0.000000
     Accelerated Principal Distribution Amount                                                          0.000000          0.000000
     Credit Enhancement Draw Amount                                                                         0.00              0.00

   Total Amount Distributed to Certificateholders (P & I)                                              24.701321         20.185314

B. INVESTOR CERTIFICATE PRINCIPAL BALANCE
   Beginning Investor Certificate Balance                                                         103,842,125.35    100,509,093.68
   Ending Investor Certificate Balance                                                            100,509,093.68     97,837,581.72
   Beginning Invested Amount                                                                      103,842,125.35    100,509,093.68
   Ending Invested Amount                                                                         100,509,093.68     97,837,581.72
   Investor Certificateholder Floating Allocation Percentage                                            97.7781%          97.7061%
   Pool Factor                                                                                         0.6484458         0.6312102
   Liquidation Loss Amount for Liquidated Loans                                                             0.00              0.00
   Unreimbursed Liquidation Loss Amount                                                                     0.00              0.00

C. POOL INFORMATION
   Beginning Pool Balance                                                                         106,201,861.62    102,868,829.95
   Ending Pool Balance                                                                            102,868,829.95    100,197,317.99
   Servicer Removals form the Trust (Section 2.06)                                                          0.00              0.00
   Servicing Fee                                                                                       44,250.78         42,862.01

D. INVESTOR CERTIFICATE RATE
   Investor Certificate Rate                                                                           5.370000%         5.458750%
   LIBOR Rate                                                                                          5.180000%         5.268750%
   Maximum Rate                                                                                        8.506027%         8.744712%

E. DELINQUENCY & REO STATUS
   Delinquent 30-59 days
       No. of Accounts                                                                                        13                12
      Trust Balances                                                                                  292,865.26        310,483.11
   Delinquent 60-89 days
       No. of Accounts                                                                                         9                 4
      Trust Balances                                                                                  300,586.33         84,518.88
   Delinquent 90+ days
       No. of Accounts                                                                                         8                12
      Trust Balances                                                                                  276,155.58        382,036.12
   Delinquent 9+ Months
       No. of Accounts                                                                                         3                 5
      Trust Balances                                                                                      56,445           162,249
   REO
       No. of Accounts                                                                                         1                 1
      Trust Balances                                                                                   22,500.00         22,500.00

===================================================================================================================================

Statement to Certificateholders (Page 2 of 2)

Distribution Date:                                                                                       8/16/99           9/15/99

   IN WITNESS WHEREOF, the undersigned has caused this Certificate to be duly executed this 9th day of September, 1999.


          Countrywide Home Loans Formerly Known as Countrywide Funding Corporation as Servicer

          ---------------------------------------

          Lupe Montero
         Vice-President



   Distribution List:

      Barbara  Grosse - First  National  Bank of ChicLupe  Montero - Countrywide
      Home Loans Peter Cerwin - Merrill Lynch Richard Marron - Countrywide  Home
      Loans Lisa  Fitzpatrick  - Merrill  Lynch Dave Walker -  Countrywide  Home
      Loans

===================================================================================================================================